Exhibit 10.17

AMENDMENT No. 2 TO SECUriTIES PURCHASE AGREEMENT

This Amendment No. 2 to that certain Securities Purchase Agreement described below (this “Amendment”), dated effective December 1, 2025 (the “Effective Date”), is by and between IIOT-OXYS, Inc., a Nevada corporation (the “Company”), on the one hand, and GHS Investments, LLC, a Nevada limited liability company (“GHS”), on the other hand. The Company and GHS will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the Securities Purchase Agreement, as amended, dated March 21, 2025 between the Company and the GHS (the “Agreement”), attached hereto as Exhibit A.

RECITALS

WHEREAS, the Company and GHS have entered into the Agreement pursuant to which GHS agreed to purchase certain securities of the Company;

WHEREAS, pursuant to the definition of “Closing” and Section 2.1 of the Agreement, there are four “additional Closings”; and

WHEREAS, pursuant to Section 5.5 of the Agreement, the Parties wish to amend the definition of “Closing,” “Preferred Stock,” and Section 2.1 of the Agreement to allow for a fifth additional Closing in the amount of thirty-four (34) Preferred Shares.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1. Amendment to “Closing” Definition in the Agreement. As of the Effective Date, the definition of “Closing” in the Agreement is hereby amended to read as follows:

“Closing” means the closing (s) of the purchase and sale of the Securities pursuant to Section 2.1, which shall occur on each Closing Date. The Initial Closing will be for the purchase of sixty (60) Preferred Shares at the aggregate purchase price of $60,000 and there will be up to five (5) additional Closings at the Purchaser’s discretion for up to seventy (70), twenty-five (25), thirty-five (35), thirty-five (35), and thirty-four (34) Preferred Shares at the Purchase Prices of up to $70,000, $25,000, $35,000, $35,000, and $34,000, respectively.

2. Amendment to “Preferred Stock” Definition in the Agreement. As of the Effective Date, the definition of “Preferred Stock” in the Agreement is hereby amended to read as follows:

“Preferred Stock” means two hundred and fifty-nine (259) shares of the Company’s Series D Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A hereto.

3. Amendment to Section 2.1 of the Agreement. As of the Effective Date, Section 2.1 7(b) of the Agreement is hereby amended to read as follows:

2.1Closings. Upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, sixty (60) shares of Preferred Stock at price of $1,000 per share of Preferred Stock and up to five (5) additional Closings at the Purchaser’s discretion for up to seventy (70), twenty-five (25), thirty-five (35), thirty-five (35), and thirty-four (34) Preferred Shares at the Purchase Prices of up to $70,000, $25,000, $35,000, $35,000, and $34,000, respectively. (the “Purchased Shares”). The Purchaser shall deliver to the Company, via wire transfer immediately available funds equal to the Purchaser’s Subscription Amount as set forth on the signature page hereto executed by the Purchaser for each Closing, and the Company shall deliver to the Purchaser such number of shares of the Preferred Stock purchased, as determined pursuant to Section 2.2(a) and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at each Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, each Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

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4. No Other Changes. Except as amended hereby, the Agreement will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

5. Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

6. Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Agreement.

7. Incorporation by Reference. The terms of the Agreement, except as amended by this Amendment are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

8. Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

[Signatures to Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

THE COMPANY:	IIOT-OXYS, Inc.

Date: December 1, 2025	By	/s/ Clifford L. Emmons
Clifford L. Emmons, CEO

GHS:	GHS Investments, LLC

Date: December 1, 2025	By	/s/ Sarfraz Hajee
Sarfraz Hajee, Member

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EXHIBIT A

Securities Purchase Agreement dated March 21, 2025

[See Attached]

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